Exhibit 8.1


                          ARTICLES OF SHARE EXCHANGE OF
                     BANK OF GREENEVILLE (CONTROL NO. 57169)
                 BG FINANCIAL GROUP, INC. (CONTROL NO. 0455521)

     Pursuant to the provisions of Sections 45-2-1314 and 48-21-101 et seq. of the Tennessee Code Annotated, the undersigned corporations adopt the following Articles of Share Exchange.

      1. The attached Plan of Share Exchange was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act and the Tennessee Banking Act.

      2. As to Bank of Greeneville, the Plan was duly adopted, as required, at a meeting of the shareholders on January 15, 2004.

      3. As to BG Financial Group, Inc., the Plan was duly adopted, as required, at a meeting of the shareholders on October 14, 2003.

      4.      These Articles are effective January 23, 2004.


Dated: January 16, 2004


                                                     BANK OF GREENEVILLE


                                                By:  /s/ J. Robert Grubbs
                                                   ---------------------------
                                                   J. Robert Grubbs, President



                                                     BG FINANCIAL GROUP, INC.


                                                By:  /s/ J. Robert Grubbs
                                                   ---------------------------
                                                   J. Robert Grubbs, President